Exhibit 99.1
FOR IMMEDIATE RELEASE
At Johnson Outdoors Inc.
David Johnson	Patricia Penman
VP & Chief Financial Officer	VP – marketing services & global communications
262-631-6600	262-631-6600

JOHNSON OUTDOORS WELCOMES JEFFREY M. STUTZ TO BOARD OF DIRECTORS

RACINE, WISCONSIN, May 23, 2023....Johnson Outdoors Inc. (Nasdaq: JOUT), a leading global innovator of outdoor recreation equipment and technology, today announced the appointment of Jeffrey M. Stutz as an independent director to the Company’s Board of Directors effective May 23, 2023.  Mr. Stutz is joining the Board as a Class A Director, and will also be a member of the Audit Committee.  He will stand for re-election at the Annual Meeting in 2024.  With the addition of Mr. Stutz, the Board now consists of 9 members.

“We’re pleased to welcome Jeff to Johnson Outdoors’ Board of Directors. Jeff’s significant experience in business, finance, and strategic planning, combined with his skill set operating in an innovative retail and ecommerce market, will be a great addition to our Board as we develop new strategies to grow our business,” said Helen Johnson-Leipold, Chairman and Chief Executive Officer.

Mr. Stutz is Chief Financial Officer at MillerKnoll, Inc. and was a key architect of the transformative merger of Herman Miller with Knoll Furniture. He joined the company in 2001 as Manager of Financial Reporting and later served as Director of Consolidations and Assistant Corporate Controller. Prior to joining MillerKnoll (formerly known as Herman Miller, Inc.) in 2001, he worked at Donnelly Corporation, a publicly traded automotive supplier based in Holland, Michigan, where he held roles in financial operations and corporate accounting.

ABOUT JOHNSON OUTDOORS INC.

JOHNSON OUTDOORS is a leading global innovator of outdoor recreation equipment and technologies that inspire more people to experience the awe of the great outdoors. The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft Recreation, Fishing, Diving and Camping.  Johnson Outdoors' iconic brands include: Old Town® canoes and kayaks; Carlisle® paddles; Minn Kota® trolling motors, shallow water anchors and battery chargers; Cannon® downriggers; Humminbird® marine electronics and charts; SCUBAPRO® dive equipment; Jetboil® outdoor cooking systems; and, Eureka!®camping and hiking equipment.

Visit Johnson Outdoors at http://www.johnsonoutdoors.com

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements,” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  Statements other than statements of historical fact are considered forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as "anticipate,'' "believe,'' "confident," "could,'' "expect,'' "intend,'' "may,'' "planned,'' "potential,'' "should,'' "will,'' "would'' or the negative of those terms or other words of similar meaning. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results or outcomes to differ materially from those currently anticipated.  Factors that could affect actual results or outcomes include the matters described under the caption “Risk Factors” in Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission on December 9, 2022, and the following: changes in economic conditions, consumer confidence levels and discretionary spending patterns in key markets; uncertainties stemming from political instability (and its impact on the economies in jurisdictions where the Company has operations), uncertainties stemming from changes in U.S. trade policies, tariffs, and the reaction of other countries to such changes; the global outbreaks of disease, such as the COVID-19 pandemic, which has affected, and may continue to affect, market and economic conditions, and the timing, pricing and continued availability of raw materials and components from our supply chain, along with wide-ranging impacts on employees, customers and various aspects of our operations; the Company’s success in implementing its strategic plan, including its targeted sales growth platforms, innovation focus and its increasing digital presence; litigation costs related to actions of and disputes with third parties, including competitors; the Company’s continued success in its working capital management and cost-structure reductions; the Company’s success in integrating strategic acquisitions; the risk of future write-downs of goodwill or other long-lived assets; the ability of the Company’s customers to meet payment obligations; the impact of actions of the Company’s competitors with respect to product development or enhancement or the introduction of new products into the Company’s markets; movements in foreign currencies, interest rates or commodity costs; fluctuations in the prices of raw materials or the availability of raw materials or components used by the Company; any disruptions in the Company’s supply chain as a result of material fluctuations in the Company’s order volumes and requirements for raw materials and other components necessary to manufacture and produce the Company’s products including related to shortages in procuring necessary raw materials and components to manufacture and produce such products; the success of the Company’s suppliers and customers and the impact of any consolidation in the industries of the Company’s suppliers and customers; the ability of the Company to deploy its capital successfully; unanticipated outcomes related to outsourcing certain manufacturing processes; unanticipated outcomes related to litigation matters; and adverse weather conditions and other factors impacting climate change legislation. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included herein are only made as of the date of this filing. The Company assumes no obligation, and disclaims any obligation, to update such forward-looking statements to reflect subsequent events or circumstances.

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